EXHIBIT 21.1

                    SUBSIDIARIES OF GATEWAY BANCSHARES, INC.


                     GATEWAY BANK & TRUST (IN ORGANIZATION)
                ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA


                      GATEWAY BANCSHARES STATUTORY TRUST I
              ORGANIZED UNDER THE LAWS OF THE STATE OF CONNECTICUT


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